UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):    August 15, 2007

TECHNOCONCEPTS INC.
 (Exact name of Company as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	333-90682 (Commission File Number)	84-1605055 (IRS Employer Identification No.)

 6060 Sepulveda Blvd., Suite 202, Van Nuys, CA  91411
(Address of principal executive offices)       (Zip Code)

Company's telephone number, including area code     (818) 988-3364

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As reported in our Current Report on Form 8-K filed July 6, 2007, TechnoConcepts Inc. (the "Company") entered into a Note and Warrant Purchase Agreement and a Security Agreement dated June 29, 2007 (the "Loan Agreements") with two private investors (collectively, the "Investors"). On August 15, 2007, a third private investor executed the Loan Agreements (in substantially the same form) and was added to the Investors.

Pursuant to the terms of the Loan Agreements, the Company received loans and loan commitments in the aggregate principal amount of $3,000,000 (before the payment of related fees and expenses). The funds will be used to continue the Company's program toward commercialization of its True Software Radio® technology and to meet short term working capital needs. To secure the Company's obligations under the Loan Agreements, the Company granted a security interest in all of its assets (including, without limitation, its intellectual property) in favor of the Investors, subordinated to the Company’s existing Secured Promissory Notes and Convertible Debentures and certain account receivable facilities. The security interest terminates upon payment or satisfaction of all of the Company's obligations under the Loan Agreements.

The Company also issued or will issue to the Investors its secured subordinated promissory notes in the aggregate principal amount of $3,000,000 (the "Notes"), which carry a 10% annual rate of interest on the principal amount of the loan. The Notes will mature on the date (the "Maturity Date") that is the earlier of (i) December 29, 2007, or (ii) the date on which the Company consummates the closing of the Company’s next equity financing resulting in at least $6,000,000 in gross proceeds. The Notes were sold in separate Closings (each a “Closing”). The initial Closing took place on June 29, 2007, with an aggregate investment of $2,000,000. The second Closing, in an aggregate principal amount of $224,800, took place on August 15, 2007, and subsequent Closings, in an aggregate principal amount of an additional $775,200, are to take place on or before August 31, 2007.

Under the terms of the Notes, the holders may declare the Notes immediately due and payable upon the occurrence of any of the following events of default, among others: (i) the Company fails to make any principal or interest payments on the date such payments are due and such default is not fully cured within three (3) business days after the occurrence thereof; or (ii) the Company fails to make the payment of any fees and/or liquidated damages under the Notes or the Loan Agreements; or (iii) the Company's material breach of any of the covenants or conditions made in the Loan Agreements, the Note or the other transaction documents.

In connection with its entry into the Loan Agreements, the Company had issued to the Investors warrants to purchase up to an aggregate of 2,000,000, and in connection with the second and subsequent Closings, the Company now expects to issue additional warrants to purchase up to an aggregate of 2,375,000 shares of the Company's common stock with no par value (the "Common Stock") at an initial per share exercise price of $1.90 (the "Loan Warrants"), each of which are exercisable until seven (7) years from the date of issuance. The exercise price of the Loan Warrants is subject to adjustment in the event of certain capital adjustments or similar transactions, such as a stock split or merger or, under certain circumstances, if prior to the expiration of exercise period, the Company sells equity securities (or securities convertible or exercisable into equity securities) at a lower per share exercise price. The holders of the Loan Warrants are entitled to exercise the warrants on a cashless basis at any time following the first anniversary of issuance if, at the time of exercise, there is no effective registration statement covering the resale of the shares of Common Stock issuable upon exercise of the Loan Warrants.

The Company has granted the Investors piggy-back registration rights with respect to the shares of Common Stock issuable upon the exercise of the Loan Warrants.

The securities sold in this transaction have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. The Company believes that the issuance of the foregoing securities was exempt from registration under Section 4(2) of the Act as transactions not involving a public offering.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 3.02.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

The above descriptions of the Note and Warrant Purchase Agreement, Security Agreement, Form of Warrant, and Form of Promissory Note are qualified in their entirety by reference to the text of the agreements. A copy of the Note and Warrant Purchase Agreement is filed herewith as Exhibit 10.1, and as an attachment to such Exhibit. Copies of the Security Agreement, Form of Warrant, and Form of Promissory Note were previously filed as Exhibits 4.1, 4.2, and 10.3, and as attachments to such Exhibits, to the Company’s Current Report on Form 8-K filed July 6, 2007, and are incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Warrant to Purchase Shares of Common Stock of TechnoConcepts Inc. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed July 7, 2007, and incorporated by reference herein).
4.2	Form of Secured Promissory Note of TechnoConcepts Inc. (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed July 7, 2007, and incorporated by reference herein).
10.1	Form of Note and Warrant Purchase Agreement by and among TechnoConcepts Inc. and the Investors, dated as of August 15, 2007.
10.2
Form of Security Agreement, by and among TechnoConcepts Inc. and the Investors. (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed July 7, 2007, and incorporated by reference herein).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2007

TECHNOCONCEPTS, INC. (Registrant)

By:	/s/ Michael Handelman
Michael Handelman
Chief Financial Officer